U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 of 15(d) of the Securities
                              Exchange Act of 1934

                          Date of Report: June 25, 2003
                        (Date of earliest event reported)

                            BRANSON JEWELRY USA, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                         5944               E.I.N.91-2127391
   (State or jurisdiction of   (Primary Standard Industrial   (I.R.S. Employee
incorporation or organization)  Classification Code Number)  Identification No.)

                1122 6th Avenue North, Seattle, Washington 98109
          (Address of principal executive offices, including zip code)

                                 (310) 795-7384
                         (Registrant's telephone number,
                               including area code)


ITEM 5.   OTHER EVENTS

Effective June 24, 2003:

     a. Each of Pamela Starek, Steve Burwell and Michael Sikich, in conjunction with their resignations, agreed and consented in writing to the surrender, cancellation and return to treasury of an aggregate of 7,500,000 common shares previously issued to them as compensation for their services as members of the Company's Board of Directors, the cited reason for which was that it is in the best interests of the Company to keep the number of shares issued and outstanding to a minimum;
     b. Donald Currie and the Company agreed that in exchange for the Company extinguishing Mr. Currie's obligation to pay the Company the sum of $50,000, he would surrender for cancellation and return to treasury of 2,500,000 common shares previously issued to him.


ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Effective June 24, 2003:

     a. Raymond Demman resigned positions as an officer (President, Chief Executive Officer) and director and Chair of the Board of the registrant;
     b. Pamela Starek resigned positions as an officer (Secretary, Treasurer, Principal Financial Officer) and director of the registrant;
     c.   Steve Burwell resigned as a director of the registrant;
     d.   Michael Sikich resigned as a director of the registrant; and
     e. Kevan Attwood was appointed to fill the board positions of director, Chair of the Board, and Chair of the Audit Sub-Committee of the Board and the corporate officer positions of President & Chief Executive Officer, Secretary & Treasurer, and Principal Financial Officer resulting from the resignations of the previous board and officers from the registrant.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BRANSON JEWELRY USA INC.


/s/ Kevan Attwood
---------------------------
(Signature)


Kevan Attwood
---------------------------
(Name)


President & CEO
---------------------------
(Position)


June 25, 2003
---------------------------
(Date)